noninterest expenses by LOB

- **Appropriate reinvestment in growth businesses**
- **38% of total expense growth is mortgage-driven**

($ in millions)

	2Q 2003	2Q 2001	Growth ($)	Annualized Growth (%)
CIB	91.6	96.2	(4.6)	-2%
Commercial	80.4	83.4	(3.0)	-2%
Retail	318.0	278.5	39.4	7%
Mortgage	73.6	45.7	27.9	31%
PCS	125.7	98.3	27.4	14%
Other/Corporate	148.4	161.7	(13.2)	-4%
Total	837.7	763.8	73.9	5%

Note: Reflects most current allocation methodology consistently applied to both current period and history

SUNTRUST

net interest income **potential**


Total Loans
$Billions
80.0
60.0
40.0
20.0
0.0
71.7
69.9
69.0
69.5
69.7
71.0
71.7
72.7
73.0
74.3
1Q 2001
2Q 2001
3Q 2001
4Q 2001
1Q 2002
2Q 2002
3Q 2002
4Q 2002
1Q 2003
2Q 2003

CAGR
+2%


CIB Loans
$Billions
40.0
20.0
0.0
20.3
19.4
17.9
17.5
16.8
16.0
15.9
16.1
15.7
15.0
1Q 2001
2Q 2001
3Q 2001
4Q 2001
1Q 2002
2Q 2002
3Q 2002
4Q 2002
1Q 2003
2Q 2003

CAGR
-12%

Note: Reflects most current allocation methodology consistently applied to both current period and history

SunTrust

loan growth momentum


Commercial Loans
$Billions
CAGR
+11%
30.0
20.0
10.0
0.0
17.1
17.5
17.7
18.1
18.7
19.7
19.8
20.2
20.8
21.6
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
2001
2002
2003
Retail Loans
$Billions
CAGR
+12%
30.0
20.0
10.0
0.0
17.9
18.0
18.3
18.8
20.0
21.7
22.4
22.5
22.6
23.0
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
2001
2002
2003
PCS Loans
$Billions
CAGR
+32%
3.0
2.0
1.0
0.0
1.1
1.3
1.3
1.4
1.5
1.6
1.6
1.7
1.8
2.0
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
2001
2002
2003
Mortgage Loans
$Billions
CAGR
flat
16.0
12.0
8.0
4.0
0.0
12.7
11.4
11.2
12.7
12.2
12.0
12.0
12.2
12.1
12.6
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q
2001
2002
2003

Note: Reflects most current allocation methodology consistently applied to both current period and history

SunTrust